Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated August 30, 2007 relating to the consolidated financial statements of LQD Adrenalina, LLC and Subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Goldstein Schechter Koch Price Lucas Horwitz & Co., P.A

Miami, Florida
January 23, 2008